Exhibit 99.1

eMagin Corporation Announces US$6.6 Million Underwritten Offering

HOPEWELL JUNCTION, NY — May 19, 2017 — eMagin Corporation (NYSE-MKT: EMAN) today announced that it has priced an underwritten offering of an aggregate of 3,300,000 shares of common stock of the Company, together with warrants to purchase up to 1,650,000 shares of common stock of the Company, to a single institutional investor and to Stillwater LLC, an affiliate, at an offering price of US$2.00 per share and associated warrant. The offering is expected to close on or about May 24, 2017, subject to satisfaction of customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., is acting as the sole book-running manager for this offering. Craig-Hallum Capital Group LLC is acting as a financial advisor in connection with this offering.

The warrants have an exercise price of US$2.45 per share of common stock and a term of five (5) years, exercisable upon the date of issuance. The aggregate gross proceeds to the Company (assuming no exercise of the warrants) are US$6.6 million, before deducting underwriting discounts and commissions and estimated offering expenses. All shares of common stock issued in connection with this offering will be listed on the NYSE-MKT and will be freely tradable on such exchange.

The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-196720) previously filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2014 and declared effective by the SEC on June 25, 2014.

The offering may be made only by means of a prospectus supplement and the accompanying prospectus. A prospectus supplement and the accompanying prospectus related to the offering will be filed with the SEC and, once filed, will be available by contacting H.C. Wainwright & Co., 430 Park Avenue, New York, NY 10022, by calling 646-975-6995 or by email at placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About eMagin Corporation

A leader in OLED microdisplay technology, OLED microdisplay manufacturing know-how and mobile display systems, eMagin manufactures high-resolution OLED microdisplays and integrates them with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. More information about eMagin is available at www.emagin.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about eMagin, including but not limited to statements with respect to eMagin’s plans to consummate its proposed underwritten offering of common stock and warrants. eMagin may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “ estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not eMagin will be able to raise capital, the final terms of the underwritten offering of common stock and warrants, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock and warrants, eMagin’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by eMagin, see disclosures contained in eMagin’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, and under the heading “Risk Factors” of the prospectus supplements for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and eMagin undertakes no obligation to update such statements as a result of new information.

Contact:

eMagin Corporation

Jeffrey Lucas, Chief Financial Officer

845-838-7931

jlucas@emagin.com

MBS Value Partners

Betsy Brod

212-661-2231

Betsy.brod@mbsvalue.com